News Release

FOR IMMEDIATE RELEASE

Wednesday, October 11, 2006

Gannett Co., Inc. Reports Third Quarter Results

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2006 third quarter earnings per diluted share from continuing operations were $1.11 compared with $1.13 per share in the third quarter of 2005. Excluding stock compensation expense this quarter of $10.3 million ($6.4 million after tax or $0.03 per share), diluted earnings per share would have been above last year's third quarter result.

"Our performance this quarter was led by top-of-the-industry television results, fueled by strong political advertising demand. Our online and non-daily efforts again contributed positively. All of this was achieved despite the challenging advertising environment, uncertain economic outlook, higher interest and newsprint costs, and stock compensation expense," said Craig Dubow, chairman, president and CEO of Gannett.

"As always," Dubow added, "I am proud of the disciplined financial management shown throughout the company which, coupled with our strategies to grow the many facets of our news and information business, are keys to our future growth."

Reported results for the quarter and year-to-date include KTVD-TV in Denver and WATL-TV in Atlanta which the company acquired during the third quarter, creating Gannett's second and third duopolies.

As previously reported, the company completed the expansion and reorganization, with MediaNews Group, of the Texas-New Mexico Newspapers Partnership on December 25, 2005. Results for the partnership are no longer consolidated in the company's financial statements. The company's 40.6 percent interest in the partnership results is now included in other operating revenues.

Gannett also completed an exchange of properties with Knight Ridder, Inc. in August 2005. Operating results for 2005 exclude contributions from the former Gannett properties which have been reclassified to income from discontinued operations. The Detroit Newspaper Partnership, L.P. has been fully consolidated in the financial statements of Gannett along with a minority interest charge for MediaNews Group's interest since August 1, 2005.

CONTINUING OPERATIONS

Total operating revenues for the company were $1.91 billion in the third quarter a 2.7 percent increase from the third quarter of 2005. The increase reflected higher politically related advertising demand, the acquisitions of KTVD-TV and WATL-TV and the full consolidation of Detroit newspaper operations. On a pro forma basis, assuming Gannett owned the same complement of properties in the third quarters of 2006 and 2005, total operating revenues would have been up slightly. Operating cash flow (defined as operating income plus depreciation and amortization) was $524.3 million compared with

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$540.9 million in the same quarter of last year. However, excluding stock compensation expense, operating cash flow was $534.6 million, a decline of 1.2 percent. Income from continuing operations was $261.4 million in the third quarter of 2006 compared with $274.6 million in the year-ago quarter. Income from continuing operations for the third quarter of 2006 excluding stock based compensation expense was $267.8 million.

Reported operating expenses were 4.9 percent higher in the quarter resulting principally from the full consolidation of Detroit newspaper operations, newsprint expense, stock compensation expense and the acquisitions of KTVD and WATL. On a pro forma basis and excluding stock-based compensation, total operating expenses increased 1.2 percent reflecting primarily higher newsprint expense. Corporate expenses increased $2.7 million to $19.4 million compared with the third quarter of 2005 reflecting stock- based compensation attributed to the corporate segment. Corporate expenses, excluding stock compensation expense, were 3.6 percent lower for the quarter.

Average diluted shares outstanding in the third quarter totaled 236,234,000 compared with 244,013,000 in 2005's third quarter. Approximately 2.6 million shares were repurchased during the current quarter.

NEWSPAPERS

Newspaper results in the quarter include Exchange & Mart and Auto Exchange (acquired in September 2005), the Tallahassee, FL, newspaper (acquired in August 2005) and 100 percent of the Detroit Newspaper Partnership (established in August 2005).

Operating revenues totaled $1.7 billion for the third quarter, a 1.2 percent increase from the same interval in 2005. Reported advertising revenues were up slightly for the quarter. Assuming Gannett had owned the same group of newspapers in both the third quarters of 2006 and 2005, advertising revenues would have been 1.2 percent lower. On a comparable basis, local advertising revenues were almost 1 percent higher, national ad revenues decreased 3.4 percent and classified revenues were down 2.3 percent. Total advertising revenues on a constant currency basis would have been down 2.0 percent as local would have been up 0.4 percent and national and classified would have been 3.7 percent and 3.6 percent lower, respectively. In the U.S., pro forma advertising revenues were 1.0 percent lower in the quarter. Total newspaper segment operating cash flow, which includes USA TODAY and our UK properties, was $451.5 million in the third quarter.

Total newspaper operating expenses increased 4.2 percent, reflecting primarily the full consolidation of the Detroit newspaper operations and higher newsprint expense. Pro forma newspaper expenses - assuming Gannett had owned the same group of properties for the third quarters of 2006 and 2005 - would have been up 1.3 percent. On a pro forma basis and excluding stock-based compensation expense, newspaper segment costs increased less than 1 percent including higher newsprint expense. Reported newsprint expense, which was impacted by the consolidation of Detroit, increased 6.6 percent reflecting higher newsprint prices offset by lower usage. On a pro forma basis, however, newsprint expense was 4.4 percent higher for the quarter.

At USA TODAY, advertising revenues were up 1.0 percent in the third quarter. Paid advertising pages totaled 912 compared with 981 in the year-ago quarter.

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BROADCASTING

Broadcasting segment results for the quarter include WATL-TV (acquired in August 2006) and KTVD-TV (acquired in June 2006).

Broadcasting revenues advanced 17.9 percent to $196.2 million for the quarter due to a significant increase in politically related advertising demand and the television station acquisitions. In the third quarter, television revenues increased 18.5 percent to $191.5 million compared to $161.5 million in the same quarter a year ago. Assuming Gannett had owned the same group of stations in both the third quarters of 2006 and 2005, broadcasting revenues would have been 11.1 percent higher. Reported broadcasting expenses were 10.9 percent higher in the quarter. Excluding stock-based compensation, and on a pro forma basis, broadcasting costs would have been 5.8 percent higher. Operating cash flow jumped 27.6 percent to $88.1 million, compared to $69.0 million in the third quarter of 2005.

NON-OPERATING ITEMS

Interest expense for the third quarter was $75 million versus $55 million for the same quarter of 2005. The increase is attributable to higher short-term interest rates and higher debt outstanding. Other non operating income reflects higher investment income, substantially lower losses from our digital investments and the absence in 2006 of the minority interest charge for the Texas-New Mexico Newspapers Partnership.

During the quarter, the company increased its equity stakes in CareerBuilder and ShopLocal.com to 42.5 percent and in Topix.net to 31.9 percent.

At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In September, Gannett's consolidated domestic Internet audience share was approximately 24 million unique visitors reaching over 15 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracted more than 51 million monthly page impressions from approximately 3.6 million unique users.

All references in this release to "comparable" revenue results and "operating cash flow" are to non-GAAP financial measures. Management believes that this use allows management and investors to analyze and compare the Company's results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the Company's consolidated statements of income is attached.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-802-2278 and international callers should dial 913-312-1264 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 7624137. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 7624137. Materials related to the call will be available through the Investor Relations section of the company's Web site Wednesday morning.

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Gannett Co., Inc. is a leading international news and information company that publishes 90 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns nearly 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes nearly 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:
Jeffrey Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

For media inquiries, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
                                           Thirteen weeks ended        % Inc
                                      Sept. 24, 2006   Sept. 25, 2005  (Dec)
Net Operating Revenues:
Newspaper advertising                 $  1,280,297     $ 1,274,323      0.5
Newspaper circulation                      316,724         316,242      0.2
Broadcasting                               196,180         166,358     17.9
Other                                      121,354         107,980     12.4
                                       -----------      ----------   ------
Total                                    1,914,555       1,864,903      2.7
                                       -----------      ----------   ------
Operating Expenses:
Cost of sales and operating
  expenses, exclusive of
  depreciation                           1,070,148       1,020,307      4.9
Selling, general and
  administrative expenses,
  exclusive of depreciation                320,062         303,651      5.4
Depreciation                                60,828          60,954     (0.2)
Amortization of intangible assets            8,544           6,783     26.0
                                       -----------      ----------   ------
Total                                    1,459,582       1,391,695      4.9
                                       -----------      ----------   ------
Operating income                           454,973         473,208     (3.9)
                                       -----------      ----------   ------
Non-operating income (expense):
Interest expense                           (75,040)        (54,993)    36.5
Other                                        1,700          (5,700)  (129.8)
                                       -----------      ----------   ------
Total                                      (73,340)        (60,693)    20.8
                                       -----------      ----------   ------
Income before income taxes                 381,633         412,515     (7.5)
Provision for income taxes                 120,200         137,900    (12.8)
                                       -----------      ----------   ------
Net income from continuing
  operations                               261,433         274,615     (4.8)
                                       -----------      ----------   ------
Discontinued Operations:
 Income from the operation of
 discontinued operations,
 net of tax                                      -           3,639      ***
Gain on disposal of newspaper
 businesses, net of tax                          -          18,755      ***
                                       -----------      ----------   ------
Net Income                            $    261,433     $   297,009    (12.0)
                                       ===========      ==========   ======

Earnings from continuing
operations per share-basic                   $1.11           $1.13     (1.8)
Earnings from discontinued
operations:
 Earnings from the operation of
  discontinued operations per
  share-basic                                    -            0.01      ***
Gain on disposal of newspaper
 businesses per share-basic                      -            0.08      ***
                                       -----------      ----------   ------
Net Income per share-basic                   $1.11           $1.22     (9.0)
                                       ===========      ==========   ======

Earnings from continuing
 operations per share-diluted                $1.11           $1.13     (1.8)
Earnings from discontinued
operations:
 Earnings from the operation of
  discontinued operations per
  share-diluted                                  -            0.01      ***
Gain on disposal of newspaper
 businesses per share-diluted                    -            0.08      ***
                                       -----------      ----------   ------
Net Income per share-diluted                 $1.11           $1.22     (9.0)
                                       ===========      ==========   ======

Dividends per share                          $0.31           $0.29      6.9
                                       ===========      ==========   ======

Note:  Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations.  Prior to that date, the company's 50% interest in Detroit's operating income was reflected in other revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
                                           Thirty-nine weeks ended     % Inc
                                       Sept. 24, 2006   Sept. 25, 2005 (Dec)
Net Operating Revenues:
Newspaper advertising                 $  3,924,192     $ 3,767,007      4.2
Newspaper circulation                      961,996         935,281      2.9
Broadcasting                               584,175         528,803     10.5
Other                                      354,642         312,894     13.3
                                       -----------      ----------   ------
Total                                    5,825,005       5,543,985      5.1
                                       -----------      ----------   ------
Operating Expenses:
Cost of sales and operating
  expenses,   exclusive of
  depreciation                           3,241,489       2,972,037      9.1
Selling, general and
  administrative   expenses,
  exclusive of depreciation                964,571         895,705      7.7
Depreciation                               182,711         190,555     (4.1)
Amortization of intangible assets           24,072          15,284     57.5
                                       -----------      ----------   ------
Total                                    4,412,843       4,073,581      8.3
                                       -----------      ----------   ------
Operating income                         1,412,162       1,470,404     (4.0)
                                       -----------      ----------   ------
Non-operating income (expense):
Interest expense                          (207,135)       (148,355)    39.6
Other                                       (1,588)        (19,659)   (91.9)
                                       -----------      ----------   ------
Total                                     (208,723)       (168,014)    24.2
                                       -----------      ----------   ------
Income before income taxes               1,203,439       1,302,390     (7.6)
Provision for income taxes                 396,200         434,400     (8.8)
                                       -----------      ----------   ------
Net income from continuing
  operations                               807,239         867,990     (7.0)
                                       -----------      ----------   ------
Discontinued Operations:
 Income from the operation of
 discontinued operations,
 net of tax                                      -          14,644      ***
Gain on disposal of newspaper
 businesses, net of tax                          -          18,755      ***
                                       -----------      ----------   ------
Net Income                            $    807,239     $   901,389    (10.4)
                                       ===========      ==========   ======

Earnings from continuing
operations per share-basic                   $3.41           $3.51     (2.8)
Earnings from discontinued
operations:
 Earnings from the operation
 of discontinued operations
 per share-basic                                 -            0.06      ***
Gain on disposal of newspaper
 businesses per share-basic                      -            0.08      ***
                                       -----------      ----------   ------
Net Income per share-basic                   $3.41           $3.65     (6.6)
                                       ===========      ==========   ======

Earnings from continuing
 operations per share-diluted                $3.40           $3.49     (2.6)
Earnings from discontinued
operations:
 Earnings from the operation
 of discontinued operations
 per share-diluted                               -            0.06      ***
Gain on disposal of newspaper
 businesses per share-diluted                    -            0.08      ***
                                       -----------      ----------   ------
Net Income per share-diluted                 $3.40           $3.62     (6.1)
                                       ===========      ==========   ======

Dividends per share                          $0.89           $0.83      7.2
                                       ===========      ==========   ======

Note:  Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations. Prior to that date, the company's 50% interest in Detroit's operating income was reflected in other revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
                                            Thirteen weeks ended       % Inc
                                      Sept. 24, 2006   Sept. 25, 2005  (Dec)
Net Operating Revenues:
Newspaper publishing                  $  1,718,375     $ 1,698,545      1.2
Broadcasting                               196,180         166,358     17.9
                                       -----------      ----------   ------
Total                                 $  1,914,555     $ 1,864,903      2.7
                                       ===========      ==========   ======
Operating Income
(net of depreciation
and amortization):
Newspaper publishing                  $    394,629     $   428,614     (7.9)
Broadcasting                                79,697          61,281     30.1
Corporate                                  (19,353)        (16,687)   (16.0)
                                       -----------      ----------   ------
Total                                 $    454,973     $   473,208     (3.9)
                                       ===========      ==========   ======
Depreciation and Amortization:
Newspaper publishing                  $     56,834     $    55,638      2.1
Broadcasting                                 8,367           7,755      7.9
Corporate                                    4,171           4,344     (4.0)
                                       -----------      ----------   ------
Total                                 $     69,372     $    67,737      2.4
                                       ===========      ==========   ======
Operating Cash Flow:
Newspaper publishing                  $    451,463     $   484,252     (6.8)
Broadcasting                                88,064          69,036     27.6
Corporate                                  (15,182)        (12,343)   (23.0)
                                       -----------      ----------   ------
Total                                 $    524,345     $   540,945     (3.1)
                                       ===========      ==========   ======

Broadcasting includes results from the company's 23 television stations and
Captivate Network, Inc.  Reported results for quarter and year-to-date include KTVD-TV in Denver and WATL-TV in Atlanta which the company acquired during the third quarter, creating Gannett's second and third duopolies.
Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers.
Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense.  See attachment for reconciliation of amounts to the Consolidated Statements of
Income.
Beginning August 1, 2005, Newspaper publishing results reflect 100% of
Detroit newspaper operations.  Prior to that date, the company's 50%
interest in Detroit's operating income was reflected in Newspaper publishing revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.
Beginning with the first quarter of 2006, the Company began recording stock compensation expense in connection with the requirements of Statement of
Financial Accounting Standards No. 123R, "Share-Based Payment".  For the
third quarter of 2006, this non-cash expense item totaled $10.3 million and has been allocated to the Newspaper, Broadcasting and Corporate segments.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
                                            Thirty-nine weeks ended    % Inc
                                      Sept. 24, 2006   Sept. 25, 2005  (Dec)
Net Operating Revenues:
Newspaper publishing                  $  5,240,830     $ 5,015,182      4.5
Broadcasting                               584,175         528,803     10.5
                                       -----------      ----------   ------
Total                                 $  5,825,005     $ 5,543,985      5.1
                                       ===========      ==========   ======
Operating Income
(net of depreciation
and amortization):
Newspaper publishing                  $  1,227,534     $ 1,310,441     (6.3)
Broadcasting                               244,789         210,704     16.2
Corporate                                  (60,161)        (50,741)   (18.6)
                                       -----------      ----------   ------
Total                                 $  1,412,162     $ 1,470,404     (4.0)
                                       ===========      ==========   ======
Depreciation and Amortization:
Newspaper publishing                  $    169,764     $   170,208     (0.3)
Broadcasting                                24,481          23,399      4.6
Corporate                                   12,538          12,232      2.5
                                       -----------      ----------   ------
Total                                 $    206,783     $   205,839      0.5
                                       ===========      ==========   ======
Operating Cash Flow:
Newspaper publishing                  $  1,397,298     $ 1,480,649     (5.6)
Broadcasting                               269,270         234,103     15.0
Corporate                                  (47,623)        (38,509)   (23.7)
                                       -----------      ----------   ------
Total                                 $  1,618,945     $ 1,676,243     (3.4)
                                       ===========      ==========   ======

Broadcasting includes results from the company's 23 television stations and
Captivate Network, Inc.  Reported results for quarter and year-to-date include KTVD-TV in Denver and WATL-TV in Atlanta which the company acquired during the third quarter, creating Gannett's second and third duopolies.
Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers.
Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense.  See attachment for reconciliation of amounts to the Consolidated
Statements of Income.
Beginning August 1, 2005, Newspaper publishing results reflect 100% of
Detroit newspaper operations.  Prior to that date, the company's 50%
interest in Detroit's operating income was reflected in Newspaper publishing revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.
Beginning with the first quarter of 2006, the Company began recording stock compensation expense in connection with the requirements of Statement of
Financial Accounting Standards No. 123R, "Share-Based Payment".  For
year-to-date 2006, this non-cash expense item totaled $34.4 million and has been allocated to the Newspaper, Broadcasting and Corporate segments.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
"Operating cash flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.  Management believes that use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner.  The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.
A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Thirteen weeks ended Sept. 24, 2006
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow      $451,463      $88,064     $(15,182)     $524,345
Less:
Depreciation              (48,477)      (8,180)      (4,171)      (60,828)
Amortization               (8,357)        (187)           -        (8,544)
                         --------     --------     --------      --------
Operating income         $394,629      $79,697     $(19,353)     $454,973
                         ========     ========     ========      ========

Thirteen weeks ended Sept. 25, 2005
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow      $484,252      $69,036     $(12,343)     $540,945
Less:
Depreciation              (49,026)      (7,584)      (4,344)      (60,954)
Amortization               (6,612)        (171)           -        (6,783)
                         --------     --------     --------      --------
Operating income         $428,614      $61,281     $(16,687)     $473,208
                         ========     ========     ========      ========

Thirty-nine weeks ended Sept. 24, 2006
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow    $1,397,298     $269,270     $(47,623)   $1,618,945
Less:
Depreciation             (146,258)     (23,915)     (12,538)     (182,711)
Amortization              (23,506)        (566)           -       (24,072)
                        ---------     --------     --------     ---------
Operating income       $1,227,534     $244,789     $(60,161)   $1,412,162
                        =========     ========     ========     =========

Thirty-nine weeks ended Sept. 25, 2005
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow    $1,480,649     $234,103     $(38,509)   $1,676,243
Less:
Depreciation             (155,750)     (22,573)     (12,232)     (190,555)
Amortization              (14,458)        (826)           -       (15,284)
                        ---------     --------     --------     ---------
Operating income       $1,310,441     $210,704     $(50,741)   $1,470,404
                        =========     ========     ========     =========